UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2005
The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:     (864) 255-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On December 30, 2005, The South Financial Group, Inc. (“TSFG”) entered into an amendment (the “Amendment”) to its existing Noncompetition, Severance and Employment Agreement between TSFG and William S. Hummers III. Pursuant to the Amendment, Mr. Hummers will continue to serve as Chief Risk and Administrative Officer through December 31, 2006 and will retire upon December 31, 2006, at which point he will receive a one time severance benefit of $2,354,601 and certain other benefits, all as set forth in the Amendment. He also will become vested in his benefits under his Supplemental Executive Benefit Agreement and TSFG’s Deferred Compensation Plan. He is subject to a two year noncompete following his termination of employment with TSFG. The foregoing is a summary of the terms of the Amendment, and is qualified in its entirety to the text of the Amendment attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Letter Amendment to the Noncompetition, Severance and Employment Agreement made and entered into as of December 30, 2005 between William S. Hummers III and The South Financial Group, Inc.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The South Financial Group, Inc.

December 30, 2005	By:	/s/ William P. Crawford, Jr.

William P. Crawford, Jr. Executive Vice President and General Counsel

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